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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36795, 333-36199, 33-68862, 333-09663, 333-63434 and
333-63436 and 333-63438) pertaining to the Long-Term Incentive Plan, the Stock Option Plan for Non-Employee Directors, the 1993 Incentive Stock Option Plan, the 1995 Stock Purchase Plan, the 2001 Key Employee Incentive Plan, the 2001 Stock Option Plan and the 2001 Stock Purchase Plan, respectively, of Merrimac Industries, Inc. of our report dated March 7, 2003, except for Notes 1 and 6 as to which the date is April 17, 2003, with respect to the consolidated financial statements of Merrimac Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 28, 2002.

                                                          Ernst & Young LLP.

                                                          /s/ Ernst & Young LLP
MetroPark, New Jersey                                     ---------------------
April 17, 2003                                            Ernst & Young LLP